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                                                           EXHIBIT 99.1






                                                Contact:  Roger May
                                                          (212) 416-2601
                                                          Jan Abernathy
                                                          (212) 416-2608





         NEW YORK, N.Y. (January 20, 1997) -- Dow Jones & Company earnings for the year ended December 31, 1996, were $189,969,000, or $1.96 a share, versus the $189,572,000, or $1.96 a share, earned in

         1995.

              Earnings in 1996 included a gain of $8.8 million, or nine

         cents a share, from the sale of the company's minority interest in

         Press-Enterprise Co.

              Dow Jones separately announced today a multiyear investment program to expand and revitalize Dow Jones Telerate that is expected to total up to $650 million in new capital expenditures and increased development and operating expenses over the next 36 to 48 months.  The company estimates that after giving effect to this investment program, Dow Jones' 1997 earnings will be between

         $1.20 and $1.40 per share.  Earnings in 1998 also will be affected by the program.  (See accompanying release for more information on

         Dow Jones Telerate).

              Operating income in 1996 rose 10.8%, to $336,980,000.

         Revenue increased 8.7%, to $2.5 billion.

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              In the fourth quarter, earnings were $59,643,000, or 62 cents a share, compared with the $59,981,000, or 62 cents a share,

         earned in the like 1995 quarter.

              Operating income in the 1996 fourth quarter rose 25.6%, to

         $113,664,000, while revenue rose 9.7%, to $671,250,000.

              The business publishing segment, which includes the results of the company's print publications, television operations and

         Business Information Services group, posted 1996 operating income of $159,418,000, an increase of nearly 70% from a year earlier.

         Revenue increased 15.7%, to just over $1.2 billion.  In the fourth quarter of 1996, Wall Street Journal advertising linage rose

         21.7%.  For the year, linage was up 13.9%.

              Operating income at Dow Jones' financial information services segment, which includes the results of the Dow Jones Telerate and

         Financial News Services groups, fell 20.9% in 1996, to

         $155,848,000.  Revenue advanced 1.9%, to $979,745,000.  In the fourth quarter, operating income declined 27.5% on flat revenue at

         Dow Jones Telerate.

              Ottaway Newspapers, Inc., the company's community newspaper subsidiary, reported 1996 operating income of $43,766,000, an increase of 32.7%.  Revenue rose 5.4%, to $287,511,000.

         Advertising linage at Ottaway's 19 daily newspapers rose 0.5% in the fourth quarter and fell 1.2% in 1996.

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              Dow Jones publishes The Wall Street Journal, Barron's

         magazine and other periodicals, electronic business information services and the Ottaway group of community newspapers.

              Electronic information services include Dow Jones Telerate, a provider of real-time financial information to the international business community; Dow Jones News Service and other business newswires; and the Business Information Services group, which produces a variety of Internet publications, including The Wall

         Street Journal Interactive Edition, and provides business

         information to corporations and consumers by computer, telephone,

         facsimile and radio.  Dow Jones also produces business television programming.





















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                          DOW JONES & COMPANY, INC.

                       Consolidated Income Statements

               For the Years ended December 31, 1996 and 1995

                  (in thousands, except per share amounts)

                                                               Percentage
                                                                Increase
                                          1996           1995  (Decrease)

REVENUES:
Information services                $1,125,625     $1,092,002       3.1%
Advertising                            896,981        771,779      16.2
Circulation and other                  458,986        419,980       9.3

  Total revenues                     2,481,592      2,283,761       8.7

EXPENSES:
News, operations and development       820,564        748,945       9.6
Selling, administrative and general    831,270        764,161       8.8
Newsprint                              164,766        157,047       4.9
Second class postage
 and carrier delivery                  110,256        103,497       6.5
Depreciation and amortization          217,756        206,070       5.7

  Operating expenses                 2,144,612      1,979,720       8.3

  Operating income                     336,980        304,041      10.8

OTHER INCOME (DEDUCTIONS):
Investment income                        4,249          5,379     (21.0)
Interest expense                       (18,755)       (18,345)      2.2
Equity in (losses) earnings of
 associated companies                   (5,408)        14,193        -
Other, net                              14,194         17,632     (19.5)

Income before income taxes             331,260        322,900       2.6
Income taxes                           147,728        139,878       5.6

Income before minority interests       183,532        183,022       0.3
Minority interests in losses             6,437          6,550      (1.7)

NET INCOME                          $  189,969     $  189,572       0.2

NET INCOME PER SHARE                     $1.96          $1.96

Average shares outstanding              96,703         96,907

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                          DOW JONES & COMPANY, INC.

                       Consolidated Income Statements

             For the Quarters ended December 31, 1996 and 1995

                  (in thousands, except per share amounts)

                                                               Percentage
                                                                Increase
                                          1996           1995  (Decrease)

REVENUES:
Information services                  $292,245       $282,704       3.4%
Advertising                            262,287        219,392      19.6
Circulation and other                  116,718        109,994       6.1

  Total revenues                       671,250        612,090       9.7

EXPENSES:
News, operations and development       217,251        201,437       7.9
Selling, administrative and general    217,972        198,321       9.9
Newsprint                               37,408         46,522     (19.6)
Second class postage
 and carrier delivery                   29,541         27,363       8.0
Depreciation and amortization           55,414         47,977      15.5

  Operating expenses                   557,586        521,620       6.9

  Operating income                     113,664         90,470      25.6

OTHER INCOME (DEDUCTIONS):
Investment income                        1,174          1,558     (24.6)
Interest expense                        (6,072)        (4,365)     39.1
Equity in (losses) earnings of
 associated companies                   (6,858)         4,637        -
Other, net                                 388          2,450     (84.2)

Income before income taxes             102,296         94,750       8.0
Income taxes                            43,999         36,686      19.9

Income before minority interests        58,297         58,064       0.4
Minority interests in losses             1,346          1,917     (29.8)

NET INCOME                            $ 59,643       $ 59,981      (0.6)

NET INCOME PER SHARE                     $0.62          $0.62

Average shares outstanding              95,808         97,136

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                          DOW JONES & COMPANY, INC.

                              Segment Highlights
                                (in thousands)

                                                               Percentage
                                                                Increase
Years Ended Dec. 31:                    1996          1995     (Decrease)

Revenues:

Business publishing               $1,214,336    $1,049,462        15.7%

Financial information services       979,745       961,398         1.9

Community newspapers                 287,511       272,901         5.4


Operating income:

Business publishing               $  159,418    $   95,509        66.9%

Financial information services       155,848       197,015       (20.9)

Community newspapers                  43,766        32,987        32.7


                                                               Percentage
                                                                Increase
Quarters Ended Dec. 31:                 1996          1995     (Decrease)

Revenues:

Business publishing               $  341,524    $  289,972        17.8%

Financial information services       253,299       248,971         1.7

Community newspapers                  76,427        73,147         4.5


Operating income:

Business publishing               $   66,592    $   36,042        84.8%

Financial information services        36,911        50,930       (27.5)

Community newspapers                  15,655        10,158        54.1


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           This press release contains forward-looking statements that are subject to a number of risks and uncertainties. Actual results and events could differ materially from those anticipated in the forward-looking statements. The words "estimates," "intends," "will be," "plans," "expects," "likely" and similar expressions identify forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to achieve and implement the planned enhancements of Dow Jones Telerate's products and services on a timely and cost-effective basis and customer acceptance of those products and services; general economic conditions and business conditions (growth or consolidation) in the financial services and banking industries, and their impact on advertising sales and sales of the Company's products and services; cost of newsprint; risks associated with the launch of new television channels in the U.S. and abroad in competitive markets; and such other risk factors as may have been or may be included from time to time in the Company's SEC reports, including the 8-K report filed today.

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